BWFG | LISTED | NASDAQ 2Q22 Investor Presentation July 27th, 2022

2 BWFG LISTED NASDAQ BWFG LISTED NASDAQ This presentation may contain certain forward-looking statements about Bankwell Financial Group, Inc. (the “Company”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. The COVID-19 pandemic continues to affect Bankwell Financial Group, its customers, counterparties, employees, and third party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is unknown. Safe Harbor

3 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Table of Contents • 2Q22 Performance • Trends • Credit Quality & ALLL • Loan Portfolio • Capital • Bankwell History & Overview

BWFG | LISTED | NASDAQ 2Q22 Performance

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

2Q22 Summary

- Record net income of $12.02 million, or $1.55 earnings per share (EPS)
- Operating EPS of $1.15 excludes the following one-time items:
  - $1.5 million elevated fees associated with loan prepayments ~$0.15 EPS

    2Q22 loan prepayments exceeded historical quarterly averages and are not reflective of run rate
  - $1.6 million ALLL release of specific reserves ~$0.16 EPS

    Specific reserve reduction as impaired loans exhibited improved performance or paid off
  - $0.9 million reduction given historical loss update to peer group ~$0.09 EPS

    Bankwell is not yet subject to CECL; reduction in reserves due to annual update to historical loss data in our peer group-based, "incurred loss" model

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6 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 2Q22 Summary (continued) • Return on Average Assets (ROAA) and Return on Average Equity (ROAE) were 1.96% and 22.09%, respectively for the quarter, and 1.65% and 19.16% year-to-date ̶ Excluding the one-time items of $0.40 EPS, ROAA and ROAE were 1.45% and 16.39%, respectively for the quarter, and 1.40% and 16.22% year-to-date • Pre-tax, pre-provision net revenue (“PPNR”)1 of $14.04 million, or 2.29% PPNR ROAA ̶ Excluding the one-time elevated loan prepayment fees, PPNR of $12.54 million, or 2.04% PPNR ROAA • Loan growth of $71 million, or 4%, with year-to-date loan growth of $162 million, or ~17% annualized • Quarterly Net Interest Margin (“NIM”) of 4.01%, year-to-date NIM of 3.65% • Wilton branch closure announced 7/8/2022 (effective 10/7/2022) 1 Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

7 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Impact of One-time Items $1.55 $1.15 $0.15 $0.16 $0.09 2Q22 Reported EPS Elevated loan prepayments Release of specific reserves Historical loss update to peer group 2Q22 Operating EPS 2Q22 EPS Walk Key Metrics Reported Operating V bps NIM 3.65% 3.53% (13) Efficiency Ratio 45.91% 47.47% (157) Return on Average Assets 1.65% 1.40% (25) Return on Average Equity 19.16% 16.22% (294) Year To Date Reported Operating V bps 4.01% 3.75% (25) 43.79% 46.59% (280) 1.96% 1.45% (51) 22.09% 16.39% (570) 2Q22

8 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 2Q22 Results 1 Ratios presented represent Bank ratios; presented ratios are preliminary, subject to finalization of the FDIC Call Report 2 Bankwell meets Adequate + buffer standard, which exceeds Well Capitalized thresholds Profitability Balance Sheet Capital • $2.1 billion of gross loans • $2.0 billion of deposits • 0.77% ALLL; not yet subject to CECL • Dividend of $0.20 per share paid • $28.75 Fully Diluted Tangible Book Value • Well Capitalized1,2 Tier 1 Leverage 10.15% Tier1/CET1 / RWA 11.10% Total Capital / RWA 11.80% QTR YTD • Net Income $12.0 million $20.2 million • PPNR $14.0 million $24.6 million • Return on Average Assets 1.96% 1.65% • PPNR / Average Assets 2.29% 2.01% • Return on Average Equity 22.09% 19.16%

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

2Q22 Consolidated Financial Statements

Linked Quarter

Dollars in millions, except per share data

Income Statement	2Q22	1Q22	Var[1]
Total Interest Income	$26.4	$22.3	$4.1
Total Interest Expense	$2.5	$2.8	$0.3
Net Interest Income	*$23.8*	*$19.5*	*$4.3*
Non-Interest Income	$1.2	$1.0	$0.2
Non-Interest Expense	$10.9	$9.9	$(1.0)
Pre-Tax, Pre-Provision Net Revenue	**$14.0**	**$10.5**	**$3.5**
(Credit)/Provision for Loan Losses	$(1.4)	$0.2	$1.7
Pre-Tax Income	$15.5	$10.3	$5.2
Income Tax Expense	$3.5	$2.1	$(1.4)
Reported Net Income	**$12.0**	**$8.2**	**$3.8**
EPS	**$1.55**	**$1.04**	**$0.51**
Pre-Tax, Pre-Provision Net Revenue per share[2]	*$1.84*	*$1.37*	*$0.47*

Balance Sheet	2Q22	1Q22	Var[1]
Cash & Cash Equivalents	$171	$299	$(128)
Investment Securities	$113	$117	$(4)
Loans Receivable, net	$2,037	$1,965	$72
All Other Assets	$115	$116	$(1)
Total Assets	**$2,436**	**$2,497**	**$(61)**
Total Deposits	$2,034	$2,166	$(133)
Total Borrowings	$140	$84	$55
Other Liabilities	$37	$36	$1
Total Liabilities	**$2,210**	**$2,287**	**$(77)**
Equity	$225	$210	$15
Total Liabilities & Equity	**$2,436**	**$2,497**	**$(61)**

[1] Variances are rounded based on actual whole dollar amounts

[2] Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

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10 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Income Statement 2Q 2022 2Q 2021 Var1 Total Interest Income $48.7 $38.9 $9.8 Total Interest Expense $5.3 $7.6 $2.3 Net Interest Income $43.3 $31.2 $12.1 Non-Interest Income2 $2.1 $3.4 $(1.3) Non-Interest Expense $20.9 $19.7 $(1.2) Pre-Tax, Pre-Provision Net Revenue $24.6 $14.9 $9.6 (Credit) for Loan Losses $(1.2) $(0.3) $0.8 Pre-Tax Income $25.8 $15.3 $10.5 Income Tax Expense $5.6 $3.3 $(2.2) Reported Net Income $20.2 $11.9 $8.3 EPS $2.58 $1.50 $1.08 Pre-Tax, Pre-Provision Net Revenue per share3 $3.20 $1.92 $1.28 1 Variances are rounded based on actual whole dollar amounts 2 2021 includes the one-time benefit for the federal payroll tax credit for COVID-19-impacted small businesses 3 Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense Dollars in millions, except per share data YTD Consolidated Income Statements Prior Year

BWFG | LISTED | NASDAQ Trends

12 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Performance Trends $1.78 $2.21 $2.31 $0.75 $3.36 $2.58 $2.18 2017 2018 2019 2020 2021 2Q22 YTD Diluted EPS 0.80% 0.94% 0.97% 0.28% 1.17% 1.65% 1.40% 2017 2018 2019 2020 2021 2Q22 YTD Return on Average Assets 8.93% 10.19% 10.20% 3.35% 13.86% 19.16% 16.22% 2017 2018 2019 2020 2021 2Q22 YTD Return on Average Equity $20.39 $21.85 $22.82 $21.96 $25.55 $28.75 2017 2018 2019 2020 2021 2Q22 YTD Fully Diluted Tangible Book Value Operating result Operating result Operating result Positive performance trends reflect successful strategy execution

13 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Net Interest Margin 3.30% 3.18% 3.03% 2.77% 3.17% 3.65% 2017 2018 2019 2020 2021 2Q22 YTD Net Interest Margin 1.08% 1.42% 1.75% 1.20% 0.67% 0.49% 0.93% 1.30% 1.66% 1.07% 0.54% 0.40% 2017 2018 2019 2020 2021 2Q22 YTD Cost of Funds / Deposits Cost of Funds Cost of Deposits 4.51% 4.67% 4.85% 4.48% 4.42% 4.72% 4.23% 4.45% 4.61% 3.85% 3.75% 4.09% 2017 2018 2019 2020 2021 2Q22 YTD Loan & Earning Asset Yields Loan Yield Earning Asset Yield Yields include origination fee amortization Assets repricing with higher rates • Originated in excess of $0.5 billion loans YTD with funded volume exceeding $350 million at 4.88% yield • 3Q22 originations yields expected to exceed 5.00% • ~$450 million loans either floating or set to reprice in the next 12 months ~13 bps lift from prepayment fees / activity

14 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Loan Trends $1,107 $1,168 $1,202 $1,182 $1,235 $1,219 $436 $436 $402 $444 $660 $838 $1,543 $1,605 $1,604 $1,626 $1,895 $2,057 2017 2018 2019 2020 2021 2Q22 Loan Balances All Other C&I + CRE Owner Occupied 2Q22 Loan Mix 2Q22 Portfolio Yield by Vintage1 C&I + CRE Owner Occupied / Total Loans 28% 27% 25% 27% 35% 41% 1 Weighted average yield based on active loans as of 6-30-2022 Dollars in millions Residential 2.89% C&I 18.13% CRE Owner Occupied 22.73% CRE Investor 50.28% Commercial Const. 5.43% Consumer Loans / Other 0.54% 4.27% Pre 2019 4.37% 2019 4.32% 2020 4.78% 2021 4.88% 2022 Reduced reliance on Investor CRE

15 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Deposit Trends 18.5% 16.2% 12.4% 14.1% 15.9% 1 1 Core Deposits include Commercial and Consumer checking, savings and money market accounts 2 Wholesale Funding ratio defined as brokered deposits and FHLB borrowings to total assets 3 Average cost on 2Q22 NOW deposits less than 15 basis points; these accounts not sensitive to Fed Funds rate changes 17.7% 18.5% 16.2% 15.0% 16.7% 17.2% 30.3% 28.1% 28.6% 20.1% 9.7% 8.6% 52.0% 53.4% 55.3% 64.9% 73.6% 74.1% $1,398 $1,502 $1,492 $1,827 $2,124 $2,034 2017 2018 2019 2020 2021 2Q22 Deposit Balances Brokered Deposits Retail CDs Core Deposits $213 $231 $471 $611 $585 $156 $178 $255 $383 $354 $369 $409 $725 $994 $939 4Q18 4Q19 4Q20 4Q21 2Q22 Commercial Deposits Trend Interest Bearing Non-Interest Bearing 24.9% 23.4% 20.6% 19.8% 16.4% 18.7% Wholesale Funding ratio2 FHLB Borrowings Dollars in millions $199 $160 $150 $175 $50 $105 Core deposit mix trending favorably $48 $52 $72 $87 $100 $173 $192 $270 $399 $373 $221 $244 $343 $486 $473 4Q18 4Q19 4Q20 4Q21 2Q22 Checking Deposits Trend NOW Non-Interest Bearing 14.7% 16.3% 18.7% 22.9% 23.2%% Total Deposits 3 Excluding IOLTA accounts

BWFG | LISTED | NASDAQ Credit Quality & ALLL

17 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Credit Quality 0.66% 2.06% 0.88% 0.74% 2019 2020 2021 2Q22 Non Performing Loans / Gross Loans NPLs $10,588 $33,416 $16,587 $15,285 0.46% 0.14% 0.14% 2Q22 Detail 0.74% SBA-guaranteed portion of NPLs All other NPLs Credit quality remains strong COVID-19 related NPL Dollars in thousands • Single loan - 57% LTV • Full recourse • High net worth guarantors • Full repayment expected 1-5 $1,555 96.9% $1,563 96.1% $1,827 96.4% $1,994 97.0% 6 $27 1.7% $15 0.9% $21 1.1% $20 1.0% 7 $19 1.2% $46 2.8% $45 2.4% $41 2.0% 8 $4 0.2% $2 0.1% $2 0.1% $1 0.0% Total $1,604 $1,626 $1,895 $2,057 Ri sk R at in g (R R) Rated Asset Balances – Total Loans Risk Rating Meanings 1 Secured by Cash 2 Superior 3 Desirable 4 Pass 5 Bankable with Care 6 Special Mention 7 Substandard 8 Doubtful 9 Loss NR Not Rated Dollars in millions

18 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 0.72% 0.71% 0.14% ($0.9) million $1.1 million ($1.6) million 0.06% 1Q22 Historical Loss Update to Peer Group Asset Growth / Mix Specifics 2Q22 General Specific 2Q22 ALLL Allowance for Loan Loss (“ALLL”) Walk 0.86% 0.77% $17.1 Million $15.8 Million 1 2 1 Bankwell is not yet subject to CECL; reduction in reserves due to annual update to historical loss data in our peer group-based, “incurred loss” model 2 Specific reserve reduction as impaired loans exhibited improved performance or paid off

BWFG | LISTED | NASDAQ Loan Portfolio

20 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Residential 2.89% C&I 18.13% CRE Owner Occupied 22.73% CRE Investor 50.28% Commercial Const. 5.43% Consumer Loans / Other 0.54% • No single relationship represents more than ~5% of total loans, as of June 30, 2022 • Increasingly diversified commercial loan portfolio mix: Total Loan Portfolio = $2,057 million 4Q19 4Q20 4Q21 1Q22 2Q22 CRE Investor 59.8% 60.5% 55.2% 52.9% 50.3% CRE O/O + C&I 24.9% 27.1% 34.9% 37.5% 40.8% Loan Portfolio Composition Diversifying portfolio, reducing reliance on Investor CRE

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

CRE Loan Portfolio[1]



Other 3.41%
Special Use 2.70%
Mixed Use 6.37%
Industrial Warehouse 7.76%
Retail 27.21%
MultiFamily 9.71%
Office 18.45%
Healthcare 24.40%

Total CRE Portfolio by Property Type = $1,499 million

- Property Type mix continues to show well diversified exposure
- Healthcare consists primarily of skilled nursing and/or assisted living facilities located across eastern US
- ~ 58% of all CRE loan balances have recourse
  - Non recourse loans require lower LTV and higher DSCR

[1] Includes Owner Occupied CRE, does not include Construction

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22 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 1 Includes Owner Occupied CRE, does not include Construction 2 Comprised primarily of neighborhood and convenience centers, typically characterized by: size up to 125,000 sq. ft.; convenience and service oriented 3 LTVs based on original LTV values, at origination Type Count $ % LTV3 Retail2 80 $232 57% 65.7% Grocery 11 $100 24% 65.0% Restaurant 23 $32 8% 59.7% Pharmacy 7 $21 5% 71.3% Gas / Auto Services 16 $23 6% 65.0% Total Retail 137 $408 100% 65.4% Retail Segment Detail • No significant exposure to any one retailer • No exposure to bankrupt retailers Office Segment Detail • ~72% Office loans located in Bankwell’s primary lending area, mostly in suburban area, not NYC • Out of primary market loans are generally either GSA-leased, credit tenants, owner-occupied or medical office Type Count $ % LTV3 Office (primarily suburban) 72 $196 71% 60.5% Medical 36 $80 29% 66.2% Condo 4 $1 0% 65.1% Total Office 112 $277 100% 62.2% CT 45% NY 15% NJ 12% All Other 28% 1CRE Loan Portfolio Dollars in millions

23 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Geography Distribution 1 Includes Owner Occupied CRE, does not include Construction 2 Based on dollar volume 3 LTVs based on original LTV values, at origination 4 Consists primarily of skilled nursing and/or assisted living facilities 5 Special Use includes Country Clubs, Tennis Facilities, Catering 6 Other includes Hotel, NFP/Social, Mobile Home & Worship CT 36.87% NY 22.93% FL 11.03% NJ 4.39% OH 3.30% TX 2.88% All Other 18.60% Loan To Value Property Type $ LTV3 Retail $408.0 65.4% Healthcare4 $365.8 67.4% Office $276.7 62.2% Multifamily $145.5 60.6% Industrial/Warehouse $116.3 59.2% Mixed Use $95.4 47.6% Special Use5 $40.4 63.8% Other6 $18.9 46.8% 1 - 4 Family Investment $16.4 63.8% Land $15.8 46.3% Self Storage $0.0 55.0% Total $1,499.3 62.7% Vintage Year $ Distribution Pre 2019 $572.8 38% 2019 $137.4 9% 2020 $103.1 7% 2021 $407.5 27% 2022 $278.5 19% Total $1,499.3 100% • Greater geographic diversity attributed to growth in Healthcare / SNF sector • Continued diversification by following strongest customers to growth or stable markets • Of the CT-based loans, 56% are in Fairfield County2 Dollars in millions 1CRE Loan Portfolio

24 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Finance 25% Insurance (Primarily Brokers) 36% Health Care & Social Assistance 20% Arts, Entertainment & Recreation 4% Wholesale 4% Retail Trade 3% Real Estate and Rental/Leasing 3% Information 1% All Other 4% C&I Loan Portfolio Loans by Industry Type Total C&I Portfolio = $372 million • Limited leverage loan exposure of $20 million as of 6/30/22, ~1% of total loans • Majority of the Lines of Credit are uncommitted lines 1 1 Includes luxury auto leasing and financing

25 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Commercial Construction Portfolio • Commercial construction loans comprise ~5% of total loan portfolio (~$111 million) • $141 million of unfunded commitments, committed construction draws are subject to various terms and conditions, including completion of work verified by third party professional inspection Dollars in millions By Property Type Multifamily 69% Mixed Use 14% Medical Office 5% Retail 4% Self Storage 4% Office 3% Residential 1% # Loans $ Committed % Unfunded $ Unfunded 1Q22 Balance 32 $256 56% $142 Closures in 1Q22 (5) ($35) 1Q22 Loans @ 2Q22 27 $221 63% $140 New 2Q22 Loans 4 $22 2Q22 Balance 31 $243 58% $141

26 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Residential Portfolio • $64 million Residential portfolio comprised of: ̶ $59 million residential mortgages, with an average LTV of 67.1%1 and an average size of $494 thousand ̶ $5 million HELOCs • 87% ($51 million) of residential mortgages secured by residences in Fairfield County, CT ̶ Of the Fairfield County mortgages, 66% are secured by residences in New Canaan, Fairfield & Westport Loan Vintage Year $ Millions Distribution Pre 2014 $27.8 43% 2014 $6.2 10% 2015 $10.0 16% 2016 $8.6 13% 2017 $11.4 18% 2018 $0.2 0% Total $64.3 100% 1 LTVs based on original LTV values, at origination Bankwell stopped originating residential mortgages at the end of 2017

BWFG | LISTED | NASDAQ Capital

28 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Tangible Book Value • AOCI: $0.71 favorable change from mark-to-market primarily on long-dated interest rate swaps offset by ($0.19) unfavorable change from AFS investment portfolio • $50 million of $75 million of long-dated interest rate swaps were terminated in June 2022 • Mark-to-market as of July 19th : Swaps $0.01 incremental TBV, offset by ($0.03) reduction in AFS investment portfolio • No shares repurchased in 2Q22 1 Misc includes items such as, but not limited to, changes related to stock grants and share count Fully Diluted Tangible Book Value (TBV) Per Share Walk $26.75 $28.75 $1.55 $0.20 $0.52 $0.13 1Q22 Net Income Dividends AOCI Misc 2Q221

29 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Capital Position 8.32% 9.80% 11.20% 12.00% 9.16% 10.15% 11.10% 11.80% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% TC E Ti er 1 Le ve ra ge Ti er 1 / CE T1 To ta l C ap ita l 2Q22 1Q22 ‘Adequate’ + Buffer Min Capital ratios reflect strong earnings and double-digit loan growth 2 Tier 1CET1 CRE concentration of 427%1 1 Current period Bank capital ratios are preliminary, subject to finalization of the FDIC Call Report 2 TCE calculation is a consolidated BWFG ratio Key Bank Capital Ratios1

BWFG | LISTED | NASDAQ History & Overview

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Profile

Bankwell operates in an attractive core market:

- Third most affluent MSA in the Nation in per capita personal income (PCPI)[2]
- 4 of the top 25 wealthiest towns in the U.S.[3]
- MSA ranked 11th most educated overall, tied for 5th with the highest percentage of bachelors degree holders[4]
- Headquarters of 9 Fortune 500 companies[5]
- Home to two of the largest hedge funds in the U.S.
- $27 billion total AUM managed by 68 firms with $1 billion or less in AUM[6]
- 381 thousand housing units with a median value of owner-occupied units of $433 thousand[7]
  - In addition, New Haven County has 371 thousand housing units with a median value of owner-occupied units of $252 thousand[7]


Branches (9)
Branch Closure 4Q22 (1)
Fairfield County

- Connecticut-based $2.4 billion commercial bank
- 9 branches in Fairfield & New Haven Counties
  - Wilton branch closure announced 7/8/2022 (effective 10/7/2022)
- $177 million deposits per branch; one of the highest in Fairfield & New Haven Counties[1]

[1] Source: S&P Global Market Intelligence's *Branch Competitors & Pricing Report* as of 6/30/21, excluding global money center banks (tickers BAC, WFC, JPM, TD & C)
[2] Source: Bureau of Economic Analysis' *Metropolitan Area Table*, contained within the *Personal Income by County & Metropolitan Area, 2020* news release 11/16/21
[3] Source: Bloomberg: *2020 Richest Places*
[4] Source: WalletHub: *Most & Least Educated Cities in America*, 7/18/22
[5] Source: Fortune.com: *2022 Fortune 500*
[6] Source: US News and World Report
[7] Source: US Census Bureau QuickFacts (2021 data)

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Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Financial Snapshot

Dollars in thousands, except per share data

	2017 [1]	2018	2019	2020	2021	2Q22
Total assets	$1,796,607	$1,873,665	$1,882,182	$2,253,747	$2,456,264	$2,435,552
Net loans	$1,520,879	$1,586,775	$1,588,840	$1,601,672	$1,875,167	$2,036,626
Loan-to-deposit ratio	110.1%	106.4%	107.1%	87.9%	88.8%	100.8%
Efficiency ratio[2]	54.9%	59.2%	60.2%	73.9%	53.9%	45.9%
Non-interest expense / avg. assets	1.88%	1.93%	1.90%	2.03%	1.75%	1.71%
Net interest margin	3.30%	3.18%	3.03%	2.77%	3.17%	3.65%
Total capital to risk weighted assets	12.19%	12.50%	13.35%	12.28%	12.00%	11.80%
Tangible common equity ratio[2]	8.81%	9.16%	9.56%	7.73%	8.13%	9.16%
Return on average equity	8.93%	10.19%	10.20%	3.35%	13.86%	19.16%
Fully diluted tangible book value per share[2]	$20.39	$21.85	$22.82	$21.96	$25.55	$28.75
Net interest income	$54,364	$56,326	$53,761	$54,835	$67,886	$43,333
Pre-tax, pre-provision net revenue[2]	$26,470	$24,593	$23,379	$14,907	$33,803	$24,582
Net income	$13,830	$17,433	$18,216	$5,904	$26,586	$20,234
EPS (fully diluted)	$1.78	$2.21	$2.31	$0.75	$3.36	$2.58

[1] Values are based on reported earnings / performance, which were impacted primarily as a result of the *Tax Cut and Jobs Act* passed in December 2017 along with several other smaller items. Please refer to BWFG's 4Q'17 Earnings Release for further detail

[2] A non-GAAP metric

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Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Experienced Leadership Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke Chief Executive Officer Director (since 2015)	30+	Mr. Gruseke was a founding investor and director of Bankwell Financial Group's predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 25 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a B.A. from Williams College and an M.S. from the Stern School of Business at New York University.
Christine A. Chivily Chief Risk Officer Chief Credit Officer (since 2013)	40+	Ms. Chivily has over 40 years of experience in banking and real estate finance. She previously served in a risk management role for the CRE and C&I loan portfolios at People's United Bank. Her prior experience also includes five years as Director of Freddie Mac's New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years of combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her B.A. from Mt. Holyoke College.
Penko Ivanov Chief Financial Officer (since 2016)	30+	Mr. Ivanov has over 30 years of experience in accounting and finance. His more recent roles include CFO for the U.S. Operations of Doral Bank, where he created a scalable finance organization to support the rapid growth of several business units from infancy to $3 billion in assets, and as CFO of Darien Rowayton Bank. He began his career with Ernst & Young and held various accounting/finance positions at PepsiCo, GE Capital and Bridgewater Associates. His experience includes building, improving and overseeing all finance areas, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions. Mr. Ivanov holds M.B.A. and bachelor degrees in accounting and finance from the University of South Florida and is a CPA. He is also Six Sigma Black Belt certified.
Matthew McNeill Chief Banking Officer (since 2020)	20+	Mr. McNeill has more than 20 years of experience in Commercial Banking. He most recently served as Head of Commercial Lending at Metropolitan Commercial Bank. During his 8 years at Metropolitan Commercial Bank the bank grew its lending assets from $400 million to over $3 billion. Mr. McNeill has additionally held lending roles at HSBC Bank US and Banco Santander. Mr. McNeill has also served as Managing Partner at American Real Estate Lending; a Commercial Real Estate finance company.
Laura J. Waitz Chief Operating Officer (since 2017)	35+	Ms. Waitz has over 35 years of experience for various businesses and previously was Senior Managing Director, Global Head of Human Resources at The Blackstone Group. She also served as Managing Director and Global Head of Compensation at Citi Alternative Investments and as Head of Compensation (Americas) for Deutsche Bank. Prior to that she served as Global Compensation Manager for private equity and investment banks. Ms. Waitz received her B.S. from Penn State University.

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BWFG | LISTED | NASDAQ Thank You & Questions